SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

July 1, 2004

Date of Report (Date of Earliest Event Reported)

THE PEOPLES HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Mississippi	1-13253	64-0676974
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

209 Troy Street, Tupelo, Mississippi 38802-0709

(Address of Principal Executive Offices)(Zip Code)

Registrant’s Telephone Number: (662)680-1001

ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)	The following exhibit is filed herewith:

2.1 Agreement and Plan of Merger, dated as of February 17,2004 and related Plan of Merger among Renasant Bancshares, Inc., The Peoples Holding Company and Peoples Merger Corporation, a wholly owned subsidiary of Peoples (filed as Annex A-1 to the Company's Registration Statement on Form S-4 filed on April 8,2004 and incorporated herein by reference, Commission File No. 333-114309.

99.1 Press Release, dated July 1, 2004, issued by The Peoples Holding Company.

ITEM 9: REGULATION FD DISCLOSURE.

On July 1, 2004, The Peoples Holding Company issued a press release announcing the completion of its merger with Renasant Bancshares, Inc. of Germantown, Tennessee. The press release is furnished as Exhibit 99.1 to this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PEOPLES HOLDING COMPANY
Registrant

DATE: July 1, 2004	/s/ E. Robinson McGraw
E. Robinson McGraw
President & Chief Executive Officer

EXHIBIT INDEX
EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release, dated July 1, 2004, issued by The Peoples Holding Company.